UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 7, 2006 (April 3, 2006)
VNUS Medical Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
5799 Fontanoso Way
San Jose, California 95138
(Address of Principal Executive Offices) (Zip Code)
(408) 360-7200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d)     On April 3, 2006, the Board of Directors (the “Board”) of VNUS Medical Technologies, Inc. (“VNUS”) increased the size of the Board from six to seven members and, upon the recommendation of the Governance and Nominating Committee of the Board, appointed Gregory T. Schiffman, age 48, to the Board and the Audit Committee of the Board. Since February 2005, Mr. Schiffman has served as Executive Vice President and Chief Financial Officer of Affymetrix, Inc., a genetic technology company. Mr. Schiffman held various other positions with Affymetrix since March 2001, including Vice President, Finance, Vice President and Chief Financial Officer and Senior Vice President. Prior to joining Affymetrix, Mr. Schiffman was the Vice President, Controller of Applied Biosystems, Inc., a genetic technology company, from October 1998. From 1987 through 1998, Mr. Schiffman held various managerial and financial positions at Hewlett Packard Company, a technology company. Mr. Schiffman currently serves as a director and chair of the audit committee of Xenogen Corporation, a publicly-traded genetic technology company, and also serves as a director and chair of the audit committee of Nanomix, a privately-held nanotechnology company. Mr. Schiffman holds a B.S. in Accounting from De Paul University and an M.B.A. from Northwestern University, J. L. Kellogg Graduate School of Management.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Document
99.1	Press Release of VNUS Medical Technologies, Inc., dated April 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VNUS MEDICAL TECHNOLOGIES, INC.
Date: April 7, 2006	By	/s/ Charlene A. Friedman
Charlene A. Friedman
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of VNUS Medical Technologies, Inc., dated April 6, 2006